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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                  MAY 25, 2001

                           EARTH SEARCH SCIENCES, INC.
                           ---------------------------
              (Exact name of registrant as specified in its charter


     State of Utah                    0-19566                    87-0437723
     -------------                    -------                    ----------
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


   1729 Montana Highway 35, Kalispell, MT                             59901
   --------------------------------------                             -----
  (Address of principal executive offices)                         (Zip code)


               Registrant's telephone number, including area code:
                                 (406) 751-5200

                  502 North 3rd Street, #8, McCall, Idaho 83638
                  ---------------------------------------------
          (Former Name or Former Address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 25, 2001, the board of directors of the Company dismissed the Company's current accountants, PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP served as the Company's auditor for the fiscal year ended March 31, 2000. The board of directors has appointed Grant Thornton LLP as the Company's auditor for the year ended March 31, 2001, because of Grant Thornton's familiarity with governmental contracting and business issues of and accounting for satellite operations. Grant Thornton's office is located at 701 Pike Street Suite 1500 Seattle, Washington 98101.

The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except for the inclusion in both reports of an explanatory paragraph regarding the Registrant's ability to continue as a going concern.

In connection with its audits for the two most recent fiscal years and through May 25, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through May 25, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 25, 2001, is filed as Exhibit 16.2 to this Form 8-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Earth Search Sciences, Inc.


Dated: May 31, 2001                          /s/ Larry F Vance
                                             ------------------------------
                                             Larry F Vance, Chairman


EXHIBIT INDEX

Exhibit No.   Description

16.2*       Letter re Certifying Accountant     *Filed herewith.